Exhibit 99.7

Performance Sports Group Ltd.

Consolidated Financial Statements (unaudited)
For the three and nine months ended February 28, 2015 and 2014
(Expressed in U.S. dollars)

PERFORMANCE SPORTS GROUP LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share data)

	February 28, 2015	May 31, 2014
ASSETS
Cash	$20,721	$6,871
Trade and other receivables, net of allowance for doubtful accounts of $2,183 and $1,500, respectively	220,062	207,584
Inventories, net	170,668	159,292
Income taxes receivable	13,679	5,580
Deferred income taxes	9,961	9,968
Prepaid expenses and other current assets	6,411	9,255
Total current assets	441,502	398,550

Property, plant and equipment, net of accumulated depreciation of $18,352 and $18,258, respectively	37,748	25,322
Goodwill	102,757	102,842
Intangible assets, net	279,780	296,138
Deferred income taxes	8,333	5,322
Other non-current assets	5,376	475
TOTAL ASSETS	$875,496	$828,649

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt	$111,285	$91,435
Accounts payable	52,161	42,117
Accrued liabilities	51,592	44,908
Income taxes payable	1,088	3,298
Current portion of retirement benefit obligations	319	358
Current portion of financing and capital lease obligations	163	218
Total current liabilities	216,608	182,334

Long-term debt	319,752	431,399
Retirement benefit obligation	4,820	5,506
Financing and capital lease obligations	11,196	3,695
Deferred income taxes	15,789	12,983
Other non-current liabilities	434	798
TOTAL LIABILITIES	568,599	636,715

STOCKHOLDERS' EQUITY
Common stock, no par value; unlimited shares authorized; 45,299,591, and 35,770,160 shares issued and outstanding at February 28, 2015 and May 31, 2014, respectively	270,443	146,799
Additional paid-in capital	7,309	7,094
Retained earnings	52,053	52,740
Accumulated other comprehensive loss	(22,908)	(14,699)
TOTAL STOCKHOLDERS' EQUITY	306,897	191,934
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$875,496	$828,649

See accompanying notes to consolidated financial statements.

PERFORMANCE SPORTS GROUP LTD.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share data)

	Three months ended February 28,		Nine months ended February 28,
	2015	2014	2015	2014
Revenues	$137,746	$62,197	$507,135	$333,277
Cost of goods sold	95,489	43,349	345,009	216,732
Gross profit	42,257	18,848	162,126	116,545
Selling, general and administrative expenses	34,118	24,384	109,069	77,113
Research and development expenses	5,974	5,317	18,509	14,351
Operating income (loss)	2,165	(10,853)	34,548	25,081
Interest expense, net	4,768	1,601	14,960	5,606
Realized gain on derivatives	(1,431)	(1,012)	(4,878)	(3,681)
Unrealized (gain) loss on derivatives	56	(2,148)	994	(1,457)
Foreign exchange (gain) loss	13,243	(1,747)	20,341	(2,777)
Other expenses	64	131	152	123
Income (loss) before income taxes	(14,535)	(7,678)	2,979	27,267
Income tax expense (benefit)	(2,071)	(2,473)	3,665	6,757
Net income (loss)	$(12,464)	$(5,205)	$(686)	$20,510

Earnings (loss) per share:
Basic	$(0.28)	$(0.15)	$(0.02)	$0.58
Diluted	$(0.28)	$(0.15)	$(0.02)	$0.55
Weighted-average shares outstanding:
Basic	44,699,821	35,732,905	43,559,710	35,369,760
Diluted	44,699,821	35,732,905	43,559,710	37,324,298

See accompanying notes to consolidated financial statements.

PERFORMANCE SPORTS GROUP LTD.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
(In thousands)

	Three months ended February 28,		Nine months ended February 28,
	2015	2014	2015	2014
Net income (loss)	$(12,464)	$(5,205)	$(686)	$20,510
Other comprehensive income (loss):
Foreign currency translation adjustments	(5,364)	(5,480)	(8,321)	(8,027)
Defined benefit pension plans, net of tax:
Actuarial gains, net of tax	66	28	97	40
Reclassification adjustments included in net income (loss), net of tax	5	2	15	7
Other comprehensive loss	(5,293)	(5,450)	(8,209)	(7,980)
Comprehensive income (loss)	$(17,757)	$(10,655)	$(8,895)	$12,530

See accompanying notes to consolidated financial statements.

PERFORMANCE SPORTS GROUP LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Nine months ended February 28,
	2015	2014
OPERATING ACTIVITIES
Net income (loss)	$(686)	$20,510
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based payment expense	4,935	2,911
Depreciation and amortization	17,747	8,235
Unrealized (gain) loss from derivatives	974	(1,442)
Deferred income taxes	3,228	(281)
Bad debt expense	1,118	589
Loss (gain) on disposal of assets	29	(6)
Changes in operating assets and liabilities excluding the effect of acquisitions:
Trade and other receivables	(23,044)	(525)
Inventories	(20,670)	9,917
Prepaid expenses and other assets	(14,011)	(4,482)
Trade and other payables	12,691	4,152
Accrued and other liabilities	21,173	3,439
Net cash provided by operating activities	3,484	43,017

INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	732	—
Purchase of property, plant and equipment and intangible assets	(9,821)	(3,553)
Net cash used in investing activities	(9,089)	(3,553)

FINANCING ACTIVITIES
Repayment of debt	(119,605)	(7,016)
Net movement in revolving debt	24,619	(31,271)
Payments on financing obligations	(114)	(409)
Proceeds from issuance of common shares	126,500	—
Common share issuance costs	(9,739)	—
Proceeds from stock options exercises	867	2,082
Excess tax benefits from share-based compensation	5,736	1,999
Payment of taxes upon net stock option exercise	(7,017)	(1,111)
Net cash provided by (used in) financing activities	21,247	(35,726)
Effect of exchange rate changes on cash	(1,792)	(505)
Net increase in cash	13,850	3,233
Cash at beginning of period	6,871	4,467
Cash at end of period	$20,721	$7,700

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$12,496	$4,748
Income taxes	9,487	5,928
Non-cash investing and financing activities
Capitalization of costs related to financing lease obligation	7,829	—

See accompanying notes to consolidated financial statements.

PERFORMANCE SPORTS GROUP LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the three and nine months ended February 28, 2015 and 2014
(In thousands, except share and per share data)

1. BASIS OF PRESENTATION AND ORGANIZATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X and do not include all of the information and notes required by accounting principles generally accepted in the United States of America (“U.S. GAAP”) for complete financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements contain all normal and recurring adjustments necessary to fairly present the consolidated financial position of Performance Sports Group, Ltd and its wholly owned subsidiaries (‘‘PSG’’ or the ‘‘Company’’), results of operations and cash flows of the Company for the interim periods presented. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and notes thereto. Actual results could differ from those estimates.

These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes thereto included in the Company’s latest Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

In prior years, the Company prepared its financial statements under International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, for reporting as required by securities regulators in Canada, as well as in the United States under the status of a foreign private issuer as defined by the U.S. Securities and Exchange Commission (the “SEC”). During the year ended May 31, 2015, the Company determined that it no longer qualified as a foreign private issuer under the SEC rules. As a result, beginning with the Company’s annual report on Form 10-K as of and for the year ended May 31, 2015, the Company is required to report with the SEC on domestic forms and comply with domestic public company rules in the United States. The Company is permitted in Canada, in accordance with securities regulators, to prepare its consolidated financial statements in accordance with U.S. GAAP. The transition to U.S. GAAP was made retrospectively for all periods presented in the Form 10-K. In conjunction with the transition, the Company is refiling the interim financial information included herein to comply with Canadian regulations.

2. SIGNIFICANT ACCOUNTING POLICIES

There have been no changes to the Company's significant accounting policies as described in the Company's Annual Report on Form 10-K for the year ended May 31, 2015.

Recent Accounting Pronouncements:

During fiscal year 2015, the Company transitioned its accounting from IFRS to U.S. GAAP. The transition was made retrospectively for all periods presented. The transition to U.S. GAAP included the adoption of any relevant accounting pronouncements effective for fiscal years ended prior to May 31, 2015.

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers: Topic 606. This ASU outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. This accounting standard is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Early adoption is not permitted. The Company is currently evaluating the impact this accounting standard will have on the Company's consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. ASU 2014-12 requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. The Company does not expect this update to have a material effect on its consolidated financial statements as the terms of outstanding share-based payments do not include awards related to performance targets. However, the Company will continue to evaluate this accounting standard for future issuances of share-based payments.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern. The new guidance addresses management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the consolidated financial statements are issued. The standard will be effective for the first interim period within annual reporting periods ending after December 15, 2016. Early adoption is permitted. The Company is evaluating the effect that this guidance will have on its consolidated financial statements.

The Company has reviewed all other recently issued accounting standards in order to determine their effects, if any, on the consolidated financial statements. Based on that review, the Company believes that none of these standards will have a significant effect on current or future earnings or results of operations.

3. BUSINESS ACQUISITIONS

Easton Baseball/Softball

On April 15, 2014, the Company acquired substantially all of the assets and assumed certain liabilities formerly used in Easton-Bell Sports, Inc.'s baseball, softball and lacrosse businesses ("Easton Baseball/Softball") from Easton-Bell Sports, Inc. (now named BRG Sports, Inc. ("BRG Sports")). The acquisition allowed the Company to expand its presence in the baseball and softball market as Easton is North America's leading diamond sports brand.

Upon closing of the acquisition, the Company also owned the Easton brand. In connection with the acquisition, the Company granted a license to BRG Sports to permit BRG Sports and its assigns to use the Easton name in their hockey and cycling businesses only. The Company and BRG Sports also settled certain intellectual property litigation matters related to patents held by the Company concurrently with the closing of the acquisition. The Company received $6,000 from BRG Sports which was recognized as an offset to selling, general and administrative expenses during the fourth quarter ended May 31, 2014.

The purchase price paid by the Company at closing was $330,000 in cash, plus a working capital adjustment of $21,657. The Company financed the acquisition, and refinanced certain existing indebtedness, with a combination of a $200,000 asset-based revolving loan and a $450,000 term loan. Refer to Note 6 - Debt for details on the Company's outstanding debt.

The Company has completed its valuation of assets acquired and liabilities assumed. The allocation of the purchase price to the individual assets acquired and liabilities assumed under the purchase method of accounting resulted in $55,301 of goodwill of which the entire amount is expected to be deductible for tax purposes. The goodwill associated with the transaction was due to management’s conclusion that the acquisition coincided with the Company’s strategy of expanding its baseball and softball product offerings to drive revenue growth and expected synergies from combining operations.

The following table presents the final allocation of purchase price related to the business as of the date of the acquisition:

Net assets acquired:
Trade receivables	$72,119
Inventories	39,473
Property, plant and equipment	3,904
Intangible assets	205,550
Other assets	786
Total Assets acquired	321,832
Current liabilities	(25,476)
Total liabilities assumed	(25,476)
Net assets acquired	$296,356
Consideration paid to seller	$351,657
Goodwill	$55,301

At May 31, 2014, trade and other receivables, net includes a receivable from BRG Sports in the amount of $33,009 which consists of cash receipts from customers paid to BRG Sports that was owed to the Company. The Company received $33,009 by July 2014.

4. SEASONALITY

Our business demonstrates substantial seasonality, although this seasonality has been reduced as a result of the acquisition of Easton Baseball/Softball.

Generally, our highest sales volumes for hockey occur during the first quarter of our fiscal year. Our next highest sales volumes for hockey, occur during the second quarter of our fiscal year. Our lowest sales volumes for hockey occur during the third quarter of our fiscal year. The launch timing of our products may change in future periods.

In baseball/softball, our highest sales volumes occur in the third and fourth fiscal quarters. The seasonality of our baseball/softball business will substantially reduce the seasonality of our overall business as compared to prior to the Easton acquisition.

In lacrosse, our highest sales volumes occur in the second and third fiscal quarters.

The shipment of soccer products occurs substantially in the first and fourth fiscal quarters. We expect our team apparel revenues, including uniforms for ice hockey, roller hockey, lacrosse and other team sports, to align with the underlying sports’ selling seasons as we expand our team apparel offering.

5. INTANGIBLE ASSETS, NET

Intangible assets, net consisted of the following:

	February 28, 2015			May 31, 2014
	Gross Amount	Accumulated Amortization	Carrying Value	Gross Amount	Accumulated Amortization	Carrying Value
Trade names and trademarks	$199,246	$—	$199,246	$204,910	$—	$204,910
Purchased technology	21,445	(6,498)	14,947	22,356	(4,822)	17,534
Customer relationships	86,447	(20,886)	65,561	88,566	(15,008)	73,558
Non-compete agreements	1,045	(1,019)	26	1,045	(922)	123
Leases	—	—	—	434	(421)	13
Total	$308,183	$(28,403)	$279,780	$317,311	$(21,173)	$296,138

6. DEBT

The total debt outstanding is comprised of:

	February 28, 2015	May 31, 2014
Asset-based revolving loan	$113,600	$89,544
Term loan due 2021	330,457	450,000
Financing costs	(13,020)	(16,710)
Total debt	$431,037	$522,834

Current	$111,285	$91,435
Non-current	319,752	431,399
Total debt	$431,037	$522,834

On June 25, 2014, the Company completed its underwritten public offering in the United States and Canada (the "Offering") of 8,161,291 common shares at a price to the public of $15.50 U.S. dollars per share, for total gross proceeds of approximately $126,500, including the exercise in full of the over-allotment option. Refer to Note 8 - Stockholders' Equity. The Company used the net proceeds of the Offering to repay $119,500 of the New Term Loan Facility. The repayment was first applied against the outstanding amortization payments and as such no further amortization payments are due during the life of the facility. The repayment also reduced the applicable margin by 0.50% per annum which is a component of the interest rate on the New Term Loan Facility.

7. INCOME TAXES

Income tax expense is recognized based on management’s best estimate of the effective income tax rate expected for the full fiscal year applied to income before income tax expense of the interim period. The Company’s effective tax rate for the three and nine months ended February 28, 2015 was 14.2% (2014 - 32.2%) and 123.0% (2014 - 24.8%), respectively. The decrease in the quarterly effective tax rate was due to the non-recognition of tax benefits from unrealized losses on capital items. The increase in the effective tax rate for the nine month to date period was due to a relatively low amount of income before income tax and the non-recognition of tax benefits from unrealized losses on capital items, partially offset by tax benefits derived from the financing of the Easton Baseball / Softball acquisition.

8. STOCKHOLDERS' EQUITY

On June 25, 2014, the Company completed its underwritten public offering in the United States and Canada (the "Offering") of 8,161,291 common shares at a price to the public of $15.50 per share, for total gross proceeds of approximately $126,500, including the exercise in full of the over-allotment option. The Company used the net proceeds of the Offering to repay $119,500 of the New Term Loan Facility. The Company incurred $213 and $9,739 in common share issuance costs in the three and nine months ended February 28, 2015, respectively. These costs are recorded in common stock in the consolidated balance sheets.

9. SHARE-BASED COMPENSATION

Rollover Plan

The Rollover Plan was adopted by the Board of Directors on March 10, 2011. The terms of the Rollover Plan are substantially similar to the terms of the 2011 Plan detailed below, except that all rollover options are fully vested and no further options may be granted under the Rollover Plan. An aggregate of 5,119,815 rollover options were issued under the Rollover Plan.

Information concerning stock option activity under the Rollover Plan is summarized as follows:

	Nine Months Ended February 28, 2015
	Number of Stock Options	Weighted-Average Exercise Price (Canadian dollars)
Outstanding, beginning of period	3,193,677	$4.58
Exercised	(2,094,775)	4.98
Outstanding and exercisable, end of period	1,098,902	$3.81

As of February 28, 2015, there is no unrecognized cost for the Rollover Plan.

2011 Plan

The 2011 Plan was adopted by the Board of Directors on March 10, 2011. The maximum aggregate number of common shares which may be subject to options under the 2011 Plan and any other proposed or established share compensation arrangement of the Company (other than the Rollover Plan) is 12% of the Company’s common shares outstanding from time to time. On this basis, at February 28, 2015, the maximum number of common shares available for future issuance under the 2011 Plan was 5,435,951. The Company grants options under the 2011 Plan to employees and nonemployees. Employee service-based awards have a contractual life of 10 years and typically vest over a period of 4 years from grant-date. Nonemployee service-based awards have a contractual life of 10 years and typically vest over a period of up to 6 years.

The assumptions used for options granted to acquire common shares and the fair value at the date of grant is noted in the following table:

	Three Months Ended February 28, 2015	Nine Months Ended February 28, 2015
Weighted average expected term (in years)	6.25	6.18
Weighted average expected volatility	32.99%	34.45%
Weighted average risk-free interest rate	0.95%	1.51%
Expected dividend yield	—%	—%
Weighted average fair value per option granted (Canadian dollars)	$7.85	$6.58

Information concerning stock option activity under the 2011 Plan for options to acquire TSX listed common shares is summarized as follows:

	Nine Months Ended February 28, 2015
	Number of Stock Options	Weighted-Average Exercise Price (Canadian dollars)
Outstanding, beginning of period	4,234,872	$11.37
Granted	138,574	18.20
Exercised	(187,425)	10.08
Forfeited	(15,375)	11.2
Outstanding, end of period	4,170,646	$11.66
Options exercisable, end of period	1,654,892	$10.44

Information concerning stock option activity under the 2011 Plan for options to acquire NYSE listed common shares is summarized as follows:

	Nine Months Ended February 28, 2015
	Number of Stock Options	Weighted-Average Exercise Price
Outstanding, beginning of period	—	$—
Granted	134,000	16.03
Forfeited	(2,000)	15.99
Outstanding, end of period	132,000	$16.03
Options exercisable, end of period	—	$—

The Company recognized share-based compensation expense for the 2011 Plan as follows:

	Three Months Ended February 28,		Nine Months Ended February 28,
	2014	2013	2014	2013
Share-based compensation for employee awards	$1,384	$968	$4,333	$2,687
Share-based compensation for non-employee awards	149	34	266	108
Total share-based compensation	$1,533	$1,002	$4,599	$2,795

10. EARNINGS PER SHARE

The following is a reconciliation from basic earnings per common share to diluted earnings per common share:

	Three Months Ended February 28,		Nine Months Ended February 28,
	2015	2014	2014	2013
Net income (loss)	$(12,464)	$(5,205)	$(686)	$20,510
Weighted average common shares outstanding, assuming conversion of proportionate voting shares - Basic	44,699,821	35,732,905	43,559,710	35,369,760
Assumed conversion of dilutive stock options and awards	—	—	—	1,954,538
Diluted weighted average common shares outstanding	44,699,821	35,732,905	43,559,710	37,324,298
Basic earnings (loss) per common share	$(0.28)	$(0.15)	$(0.02)	$0.58
Diluted earnings (loss) per common share	$(0.28)	$(0.15)	$(0.02)	$0.55

11. ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

The changes in accumulated other comprehensive income (loss), net of taxes, are as follows:

	Foreign currency translation	Defined benefit pension plans	Total
Balance as of May 31, 2013	$(6,772)	$(724)	$(7,496)
Other comprehensive income (loss) before reclassifications	(8,027)	40	(7,987)
Amounts reclassified from accumulated other comprehensive loss to net income	—	7	7
Balance as of February 28, 2014	$(14,799)	$(677)	$(15,476)

Balance as of May 31, 2014	$(13,765)	$(934)	$(14,699)
Other comprehensive income (loss) before reclassifications	(8,321)	97	(8,224)
Amounts reclassified from accumulated other comprehensive loss to net income	—	15	15
Balance as of February 28, 2015	$(22,086)	$(822)	$(22,908)

12. SEGMENT INFORMATION

The Company has two reportable operating segments, Hockey and Baseball/Softball. The remaining operating segments do not meet the criteria for a reportable segment and are included in Other Sports. The Hockey segment includes the Bauer and Mission brands. The Baseball/Softball segment includes the Easton and Combat brands. Other Sports includes the Lacrosse and Soccer operating segments, which includes the Maverik and Cascade brands for Lacrosse, and the Inaria brand for Soccer.

These operating segments were determined based on the management structure established, as a result of the Easton Baseball/Softball acquisition, in the fourth quarter of the year ended May 31, 2014 and the financial information, among other factors, reviewed by the Chief Operating Decision Maker ("CODM") to assess segment performance. Operating segment profit is evaluated using EBITDA adjusted for items excluded by the CODM, which is not a measure defined by U.S. GAAP, and is reviewed by the CODM. Certain PSG functional platform costs are directly allocated to each operating segment based on usage or other relevant operational metrics. PSG's functional platform costs consist of expenses incurred by centrally-managed functions, including global information systems, finance and legal, distribution and logistics, sourcing and manufacturing, and other miscellaneous costs.

PSG corporate expenses, currency related gains (losses), acquisition related expenses and other costs are not controlled by the management at each operating segment and therefore are excluded from segment EBITDA. PSG corporate expenses consist of executive compensation and administration costs, public company costs, certain tax credits and other miscellaneous costs. Currency related gains (losses) consists of foreign exchange gains (losses) and the unrealized gain (loss) on derivative instruments. The realized gain (loss) on derivative instruments is included in the Hockey operating segment because it currently relates specifically to Hockey cost of goods sold. Acquisition related expenses consist of charges to cost of goods sold resulting from the fair market value adjustment to inventory, integration costs, costs related to reviewing corporate opportunities, and transaction costs. Other costs consist of share-based payment expenses and items that the CODM excludes from segment EBITDA, for example, items that are infrequent in nature such as costs related to share offerings.

Segment revenue information is summarized as follows:

	Three Months Ended February 28,		Nine Months Ended February 28,
	2015	2014	2014	2013
Hockey	$53,936	$49,270	$327,734	$301,802
Baseball/Softball	71,946	2,911	153,531	6,702
Other Sports	11,864	10,016	25,870	24,773
Total revenues	$137,746	$62,197	$507,135	$333,277

Segment EBITDA information is summarized as follows:

	Three Months Ended February 28,		Nine Months Ended February 28,
	2015	2014	2015	2014
Hockey	$(3,935)	$(3,039)	$47,959	$51,475
Baseball/Softball	18,889	(44)	34,087	(880)
Other Sports	2,097	1,866	2,214	2,304
Total segment EBITDA	$17,051	$(1,217)	$84,260	$52,899

The reconciliation of segment EBITDA to income before income taxes is summarized as follows:

	Three Months Ended February 28,		Nine Months Ended February 28,
	2015	2014	2015	2014
Segment EBITDA	$17,051	$(1,217)	$84,260	$52,899
Corporate expenses	(2,443)	(2,046)	(5,781)	(5,491)
Acquisition related expenses	(2,517)	(2,891)	(14,149)	(7,276)
Depreciation and amortization	(5,278)	(2,414)	(15,845)	(7,176)
Interest expense, net	(4,768)	(1,601)	(14,960)	(5,606)
Currency related gains (losses)	(13,299)	3,895	(21,335)	4,234
Other(1)	(3,281)	(1,404)	(9,211)	(4,317)
Income (loss) before income taxes	$(14,535)	$(7,678)	$2,979	$27,267

(1)
Other consists of share-based payments expense, costs related to share offerings, costs related to the lacrosse helmet decertification, the impact of Canadian tariff reduction and other miscellaneous expenses.

13. DERIVATIVES & RISK MANAGEMENT

The following table summarizes the fair value of derivative instruments by contract type as well as the location of the asset and/or liability on the consolidated balance sheets at February 28, 2015 and May 31, 2014:

	Balance Sheet Location	February 28, 2015	May 31, 2014
Assets:
Foreign currency forward contracts	Prepaid and other current assets	$1,856	$3,193

Liabilities:
Variable cash settlement	Other non-current liabilities	20	307

The following table summarizes the location of gains and losses on the consolidated statements of income that were recognized during the three and six months ended February 28, 2015 and 2014 in addition to the derivative contract type:

		Three Months Ended February 28,		Nine Months Ended February 28,
Derivatives not designated as hedging instruments	Location of (gain) loss recognized in income on derivative instruments	2015	2014	2015	2014
Foreign currency forward contracts	Realized gain on derivatives	$(1,431)	$(1,012)	$(4,878)	$(3,681)
Foreign currency forward contracts	Unrealized (gain) loss on derivatives	56	(2,148)	994	(1,457)
Variable cash settlement	Share-based payments expense	(43)	(33)	(279)	(129)

14. FAIR VALUE MEASURES

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of February 28, 2015 and May 31, 2014 and indicate the level of the fair value hierarchy utilized by the Company to determine such fair value:

	Fair Value Measurements as of February 28, 2015 Using:
	Level 1	Level 2	Level 3
Assets:
Foreign currency forward contracts	$—	$1,856	$—
Liabilities:
Variable cash settlement	$—	$20	$—

	Fair Value Measurements as of May 31, 2014 Using:
	Level 1	Level 2	Level 3
Assets:
Foreign currency forward contracts	$—	$3,193	$—
Liabilities:
Variable cash settlement	$—	$307	$—

15. CONTINGENCIES

The Company acquired Kohlberg Sports Group Inc. (‘‘KSGI’’) on March 10, 2011. In connection with the formation of KSGI in March 2008, a subsidiary of KSGI agreed to pay additional consideration to Nike, Inc. in future periods, based upon the attainment of a qualifying exit event. At May 31, 2015, the maximum potential future consideration pursuant to such arrangements, to be resolved on or before the eighth anniversary of April 16, 2008, is $10,000. On April 16, 2008, all of the security holders of KSGI (collectively, the ‘‘Existing Holders’’) entered into a reimbursement agreement with the Company pursuant to which each such Existing Holder agreed to reimburse the Company, on a pro rata basis, in the event that the Company or any of its subsidiaries are obligated to make a payment to Nike, Inc. As of May 31, 2015, the Company determined that no such qualifying exit event has occurred. The Company will continue to assess the probability of a qualifying exit event through the eighth anniversary date.

In the ordinary course of its business, the Company is involved in various legal proceedings involving contractual and employment relationships, product liability claims, trademark rights, and a variety of other matters. The Company does not believe there are any pending legal proceedings that will have a material impact on the Company’s consolidated balance sheets or consolidated statements of income.